Exhibit 5.1

Merrion Pharmaceuticals plc

Biotechnology Building

Trinity College

Dublin 2

Ireland

18 October 2007

Ladies and Gentlemen:

We have acted as Irish Counsel for Merrion Pharmaceuticals plc, a public company with limited liability established under the laws of Ireland (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s Registration Form F-1 (the “Registration Statement”) relating to the offering, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of ordinary shares in the capital of the Company, par value Euro 0.01 per share (the “Shares”).

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed (i) the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and (ii) that the statements in the official registries, records, certificates and any other document issued by any Irish Court or government or regulatory agency or body are true and correct. In addition, we have relied upon: (i) the Company’s Register of Shareholders; (ii) the company registry extracts regarding the Company issued by the Companies Registration Office in Dublin, Ireland in respect of our opinion on the valid issuance and full payment of the Shares set forth in paragraph (a) below; and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

Based upon the foregoing, and subject to further qualifications set forth below, we are of the opinion that:

(a)	All outstanding Shares have been validly issued, fully paid and non-assessable.

(b)	When the Shares to be issued by the Company as contemplated in the Registration Statement or pursuant to any registration statement related thereto filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act have been duly paid for by the purchasers thereof, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Ireland as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Ireland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference to this opinion in any registration statement relating thereto filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act, and to the reference to us under the heading “Legal Matters” in the Prospectus and any prospectus relating to any such other registration statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement or such other registration statement, including the exhibit as which this opinion is filed.

Yours sincerely

/s/ BCM Hanby Wallace

BCM Hanby Wallace